UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

At an investor conference today, St. Jude Medical will announce that it expects to report revenue for the fourth quarter of 2007 of $1.018 billion, representing the Company’s first ever $1 billion quarter and $41 million above the high end of the Company’s guidance. Based on preliminary estimates, the Company believes that approximately $20 million of sales in the fourth quarter are attributable to a competitor’s recall of ICD leads and should be considered a one time event. St. Jude Medical will also announce that it is comfortable with current analysts’ consensus earnings per share expectations in 2008 of $2.09. The Company will announce fourth quarter revenue by product category and earnings results and review its outlook for 2008 during its regularly scheduled earnings call on January 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: January 8, 2008	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary